EXHIBIT 99.1

             546 E. Main Street o Lexington, KY 40508 o 859-226-4356
                           o www.triplecrownmedia.com

                                                           News Release
                                                           November 8, 2006

            TRIPLE CROWN MEDIA, INC. ANNOUNCES FIRST QUARTER RESULTS

Lexington, Kentucky - Triple Crown Media, Inc. (Nasdaq: TCMI) announces that for the first quarter ended September 30, 2006, total revenues were $29.1 million and a net loss available to common stockholders was ($1.0) million, or ($.20) per share.

Until December 30, 2005, the Company's Newspaper Publishing and Graylink Wireless businesses were owned and operated by Gray Television, Inc., operating as wholly-owned subsidiaries or divisions of Gray. Immediately following the distribution of our common stock to Gray's common stockholders on December 30, 2005 in a transaction referred to as the Spin-off, the Company acquired its Collegiate Marketing and Production Services business and Association Management Services business pursuant to a merger with Bull Run Corporation.

"The revenues for the quarter ended September 30, 2006 from our Collegiate Marketing and Production Services and Association Management Services businesses, which were owned and operated by Bull Run Corporation during this same period in 2005, increased by 29% and 9%, on a year over year basis, respectively. In addition, revenues from our Newspaper business continued to increase by 22% compared to the same period last year." said Thomas J. Stultz, President and CEO of Triple Crown Media. "We are especially pleased that our Newspapers' operating income increased by 51%. In addition, the operating income for the quarter ended September 30, 2006 from our Association Management Services business, which was owned and operated by Bull Run Corporation during this same period in 2005, more than doubled and our seven collegiate schools in our Collegiate Marketing and Production Services business performed significantly better than last year as well even in this off-season quarter. Our Wireless division continued to make positive contributions to the Company's cash flows."

Certain of the Company's expenses for periods prior to the Spin-off, including income tax expense and corporate and administrative expenses, result from allocations of costs and expenses from Gray. Prior to the Spin-off, Gray provided the capitalization for the Company, and as a result the Company had no interest-bearing debt during the three months ended September 30, 2005. Therefore, the reported financial results for the three months ended September 30, 2005 are not indicative of the financial results of the Company as a separate, stand-alone entity.

Triple Crown Media owns and operates six daily newspapers and one weekly newspaper in Georgia, and provides paging and other wireless services in non-major metropolitan areas in Alabama, Florida and Georgia, where it also operates 14 retail locations. Triple Crown Media, through its subsidiary, Host Communications, Inc., is engaged in the Collegiate Marketing and Production Services business and Association Management Services business. The Collegiate Marketing and Production Services business provides sports marketing and production services to a number of collegiate conferences and universities and, through a contract with CBS Sports, on behalf of the National Collegiate Athletic Association. The Association Management Services business provides five associations with services such as member communication, recruitment and retention, conference planning, Internet web site management, marketing and administration.

CONFERENCE CALL INFORMATION:

Triple Crown Media, Inc. will host a conference call to discuss its first quarter operating results on November 10, 2006 at 2:00 PM eastern time. The live dial-in phone number is 1-800-299-8538 (participant passcode 78026696). The call will be webcast live and will be available for replay at www.triplecrownmedia.com. The taped replay of the conference call will be available at 1-888-286-8010 (participant passcode 21435062) until November 27, 2006.

                            TRIPLE CROWN MEDIA, INC.
                        COMPARATIVE RESULTS OF OPERATIONS
                  (Amounts in thousands, except per share data)



                                                                  THREE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                                -----------------------
                                                                   2005         2006
                                                                ----------   ----------
                                                                      (Unaudited)
Operating revenues:
  Publishing                                                    $    9,786   $   11,985
  Collegiate marketing and production services                                   12,809
  Association management services                                                 2,724
  Wireless                                                           1,860        1,590
                                                                ----------   ----------
                                                                    11,646       29,108
Expenses:
  Operating expenses before depreciation, amortization
   and loss on disposal of assets, net:
    Publishing                                                       7,498        8,527
    Collegiate marketing and production services                                 12,791
    Association management services                                               1,708
    Wireless                                                         1,724        1,356
    Corporate and administrative                                       361        1,113
  Depreciation                                                         341          542
  Amortization and impairment of intangible assets                       -          786
  Gain on disposal of assets, net                                     (599)         (17)
                                                                ----------   ----------
                                                                     9,325       26,806
                                                                ----------   ----------
Operating income                                                     2,321        2,302

Other income (expense):
  Interest expense related to Series B preferred stock                             (113)
  Interest expense, other                                                        (3,154)
  Debt issue cost amortization                                                     (266)
                                                                ----------   ----------
Income (loss) from continuing operations before income taxes         2,321       (1,231)
Income tax expense (benefit)                                           884         (486)
                                                                ----------   ----------
Earnings (loss) from continuing operations                           1,437         (745)
Income from discontinued operations, net of tax                        242
                                                                ----------   ----------
Net income (loss)                                                    1,679         (745)
Series A preferred stock dividends accrued                                         (271)
                                                                ----------   ----------
Net income (loss) available to common stockholders              $    1,679   $   (1,016)
                                                                ==========   ==========
Basic and diluted per share information:
  Earnings (loss) from continuing operations                    $     0.29   $    (0.14)
  Income from discontinued operations                           $     0.05   $        -
  Net income (loss)                                             $     0.34   $    (0.14)
  Net income (loss) available to common stockholders            $     0.34   $    (0.20)

Weighted average shares outstanding                                  4,870        5,169

CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT:

Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company's most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

CONTACTS:

Thomas J. Stultz, President & Chief Executive Officer, at (859) 226-4356, or Mark G. Meikle, Executive Vice President & Chief Financial Officer, at (859) 226-4376